SUPERVALU ANNOUNCES DEPARTURE OF PAMELA K KNOUS

MINNEAPOLIS – July 27, 2010 — SUPERVALU INC. (NYSE: SVU) today announced that Pamela K Knous, executive vice president and chief financial officer, has decided to leave the Company to pursue other career interests. Ms. Knous will step down from her role as chief financial officer effective July 30, 2010, and has agreed to remain available to the Company to assure a smooth and seamless transition of her responsibilities to her successor. The Company has retained a search firm and expects to fill the CFO position by the time the Company reports its second quarter results in October. Sherry M. Smith, currently senior vice president, finance at SUPERVALU will serve as interim chief financial officer until the search is completed.

“I would like to express my thanks to Pam for her many years of service to SUPERVALU,” said Craig Herkert, SUPERVALU’s chief executive officer and president. “Pam has been a major factor in the Company’s growth and development for more than a decade. She is leaving the company with strong financial controls and the flexibility for us to pursue our long-term growth objectives.”

Ms. Knous added, “I have greatly enjoyed my time at SUPERVALU and I feel privileged to have helped transform our Company from a predominantly supply chain enterprise to a major supermarket retailer. After serving the Company for nearly 13 years, and supporting Craig as he became oriented in the early months of his tenure, we mutually agreed that now was an appropriate time for me to move on to a new chapter in my career. I am confident in Craig’s vision and leadership and wish him and his team well as they position the Company for future success.”

About SUPERVALU INC.
SUPERVALU INC. is one of the largest companies in the U.S. grocery channel with estimated annual sales of $38 billion. SUPERVALU serves customers across the United States through a network of approximately 4,270 stores composed of approximately 1,160 traditional retail stores, including 820 in-store pharmacies; 1,190 hard-discount stores, of which 870 are operated by licensee owners; and 1,920 independent stores serviced primarily by the company’s traditional food distribution business. SUPERVALU has approximately 154,000 employees.  For more information about SUPERVALU visit www.supervalu.com.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Except for the historical and factual information contained herein, the matters set forth in this news release, particularly those pertaining to SUPERVALU’s expectations, guidance, or future operating results, and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the impact of economic conditions, strategic initiatives, competition, food and drug safety issues, liquidity, labor relations issues, escalating costs of providing employee benefits, regulatory matters, self-insurance, legal and administrative proceedings, information technology, severe weather, natural disasters and adverse climate changes, the continuing review of goodwill and other intangible assets, accounting matters and other risk factors relating to our business or industry as detailed from time to time in SUPERVALU’s reports filed with the SEC.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release.  Unless legally required, SUPERVALU undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTORS:

Kenneth Levy
952-828-4540
kenneth.b.levy@supervalu.com

MEDIA:

Mike Siemienas
952-828-4245
Cell: 952-356-4489
michael.siemienas@supervalu.com